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                                                                      EXHIBIT 21

                             NVR, Inc. Subsidiaries

                                                         State of
                                                         --------
                                                         Incorporation or
                                                         ----------------
Name of Subsidiary                                       Organization
----------------------------------------                 ------------

NVR Mortgage Finance, Inc.                               Virginia
NVR Settlement Services, Inc.                            Pennsylvania
RVN, Inc.                                                Delaware
NVR Services, Inc.                                       Virginia
NVR Funding II, Inc.                                     Delaware